Exhibit 99.1
Advance Auto Parts Reports First Quarter 2019 Results
Net Sales Increased 2.7% to $3.0B; Comparable Store Sales Increased 2.7%
Operating Income Increased 4.9% to $207.9M; Adjusted Operating Income Increased 8.7% to $243.6M

Diluted EPS Increased 7.6% to $1.98; Adjusted Diluted EPS Increased 17.1% to $2.46
Operating Cash Flow Increased 32.8% to $204.5M; Free Cash Flow Increased 19.9% to $143.2M

RALEIGH, N.C., May 22, 2019 - Advance Auto Parts, Inc. (NYSE: AAP), a leading automotive aftermarket parts provider in North America, that serves both professional installer and do-it-yourself customers, today announced its financial results for the first quarter ended April 20, 2019.

"We delivered our fourth consecutive quarter of increased top line sales and gross profit expansion," said Tom Greco, President and Chief Executive Officer. "Our free cash flow improved by nearly 20% as a result of our continued disciplined approach to cash management. The early progress against our strategic transformation agenda is becoming more evident throughout our culture and in our improving results. We saw positive improvement in our comp sales performance while we continue to drive margin expansion. Despite inflationary headwinds, our team’s diligent efforts on operational improvement to reduce costs is evident in our first quarter SG&A results where we continued to leverage store labor in the quarter and further reduce insurance and claims expense through improved safety initiatives. I am confident our more than 70,000 Team Members will enable continued success for AAP throughout 2019 and beyond through their focus and commitment to our Mission, Passion for Customers…Passion for Yes!"

First Quarter Highlights

•	Net sales increased 2.7% to $3.0B; Comparable store sales (a) increased 2.7%

•	Operating income increased 4.9% to $207.9M; Operating income margin expansion of 15 bps to 7.0%

•	Adjusted operating income (a) increased 8.7% to $243.6M; Adjusted operating income margin expansion of 46 bps to 8.3%

•	Diluted EPS increased 7.6% to $1.98; Adjusted Diluted EPS (a) increased 17.1% to $2.46

(a) Comparable store sales exclude sales to independently owned Carquest locations. For a better understanding of the Company's adjusted results, refer to the reconciliation of non-GAAP adjustments in the accompanying financial tables included herein.

First Quarter 2019 Highlights
Net sales for the first quarter of 2019 were $3.0 billion, a 2.7% increase versus the first quarter of the prior year. Comparable store sales for the first quarter of 2019 increased 2.7%.

Adjusted gross profit margin was 44.6% of Net sales in the first quarter of 2019, a 37 basis point increase from the first quarter of 2018. The increase was primarily driven by favorable product margin and improved inventory management, partially offset by supply chain headwinds due to planned wage investments. The Company's GAAP Gross profit margin decreased to 44.2% from 44.3% in the first quarter of the prior year.

Adjusted SG&A was 36.4% of Net sales in the first quarter of 2019, an improvement of 8 basis points as compared to the first quarter of 2018. The improvement was driven by leveraging store labor and lower insurance and claims expenses, which were partially offset by an increase in professional fees related to investments in IT infrastructure. The Company's GAAP SG&A of 37.2% of Net sales improved from 37.4% in the same quarter of the prior year.

The Company's Adjusted operating income was $243.6 million in the first quarter of 2019, an increase of 8.7% versus the first quarter of the prior year. Adjusted operating income margin improved to 8.3% of Net sales for the first quarter, an increase of 46 basis points compared to the first quarter of the prior year. On a GAAP basis, the Company's Operating income was $207.9 million, 7.0% of Net sales, an increase of 15 basis points from the first quarter of 2018.

The Company's effective tax rate in the first quarter of 2019 was 25.3%, compared to 24.5% in the first quarter of the prior year. The Company's Adjusted Diluted EPS was $2.46 for the first quarter of 2019, an increase of 17.1% compared to the first quarter of the prior year. On a GAAP basis, the Company's Diluted EPS increased 7.6% to $1.98.

Operating cash flow was $204.5 million in the first quarter of 2019 versus $154.0 million in the same period of the prior year, an increase of 32.8%. Free cash flow in the first quarter of 2019 was $143.2 million, an increase of 19.9% compared to the same period of the prior year.

2019 Full Year Guidance

	Full Year 2019
($ in millions)	Low	High
Net sales	$9,650	$9,800
Comparable store sales	1.0%	2.5%
Adjusted operating income margin (a)	8.0%	8.4%
Income tax rate	24%	26%
Transformation expenses (a)	$80	$100
Capital expenditures	$250	$300
Free cash flow (a)	Minimum $650
(a) For a better understanding of the Company's adjusted results, refer to the reconciliation of non-GAAP adjustments in the accompanying financial tables included herein. Because of the forward-looking nature of the 2019 non-GAAP financial measures, specific quantifications of the amounts that would be required to reconcile these non-GAAP financial measures to their most directly comparable GAAP financial measures are not available at this time.

Capital Allocation
On August 8, 2018, the Company's Board of Directors authorized a $600 million share repurchase program. Under this program, the Company repurchased 0.8 million shares of its common stock for $127.2 million during the first quarter. At the end of the first quarter of 2019, the Company had $200 million remaining under the share repurchase program.

On May 14, 2019, the Company's Board of Directors declared a regular quarterly cash dividend of $0.06 per share to be paid on July 5, 2019 to all common shareholders of record as of June 21, 2019.

On February 28, 2019, the Company redeemed all of the $300.0 million aggregate principal amount of its outstanding 2020 senior unsecured notes. The Company incurred charges relating to a make-whole provision and debt issuance costs of $10.1 million and $0.7 million resulting from the early redemption of the 2020 senior unsecured notes.

Investor Conference Call
The Company will discuss its results for the first quarter of 2019 via a webcast scheduled to begin at 8 a.m. Eastern Time on Wednesday, May 22, 2019. The webcast will be accessible via the Investor Relations page of the Company's website (www.AdvanceAutoParts.com).

For individuals unable to access the webcast, the event will be available by dialing (844) 877-5989 and referencing conference identification number 1584508. A replay of the conference call will be available on the Company's website for one year.

About Advance Auto Parts
Advance Auto Parts, Inc. is a leading automotive aftermarket parts provider that serves both professional installer and do-it-yourself customers. As of April 20, 2019, Advance operated 4,931 stores and 146 Worldpac branches in the United States, Canada, Puerto Rico and the U.S. Virgin Islands. The Company also serves 1,238 independently owned Carquest branded stores across these locations in addition to Mexico, the Bahamas, Turks and Caicos, and British Virgin Islands. Additional information about Advance, including employment opportunities, customer services, and online shopping for parts, accessories and other offerings can be found at www.AdvanceAutoParts.com.

Investor Relations Contact:	Media Contact:
Elisabeth Eisleben	Darryl Carr
T: (919) 227-5466	T: (540) 589-8102
E: invrelations@advanceautoparts.com	E: darryl.carr@advance-auto.com

Forward-Looking Statements
Certain statements in this report are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, may be forward-looking statements. Forward-looking statements address future events or developments, and typically use words such as “believe,” “anticipate,” “expect,” “intend,” “plan,” “forecast,” “guidance,” “outlook” or “estimate” or similar expressions. These forward-looking statements include, but are not limited to, key assumptions for future financial performance including net sales, store growth, comparable store sales, gross profit rate, SG&A, adjusted operating income, income tax rate, transformation costs, adjusted operating income rate targets, capital expenditures, inventory levels and free cash flow; statements regarding expected growth and future performance of the Company; statements regarding enhancements to stockholder value, strategic plans or initiatives, growth or profitability, productivity targets and all other statements that are not statements of historical facts. These statements are based upon assessments and assumptions of management in light of historical results and trends, current conditions and potential future developments that often involve judgment, estimates, assumptions and projections. Forward-looking statements reflect current views about our plans, strategies and prospects, which are based on information currently available as of the date of this release. Except as required by law, the Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements. Please refer to the risk factors discussed in "Item 1a. Risk Factors" in the Company's most recent Annual Report on Form 10-K, as updated by its Quarterly Report on Form 10-Q and other filings made by the Company with the Securities and Exchange Commission for additional factors that could materially affect the Company’s actual results. Forward-looking statements are subject to risks and uncertainties, many of which are outside its control, which could cause actual results to differ materially from these statements. Therefore, you should not place undue reliance on those statements.

Advance Auto Parts, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	April 20, 2019	December 29, 2018
Assets
Current assets:
Cash and cash equivalents	$537,330	$896,527
Receivables, net	684,419	624,972
Inventories	4,433,981	4,362,547
Other current assets	126,108	198,408
Total current assets	5,781,838	6,082,454

Property and equipment, net	1,363,128	1,368,985
Operating lease right-of-use assets	2,371,362	—
Goodwill	991,240	990,237
Intangible assets, net	527,702	550,593
Other assets	46,241	48,379
	$11,081,511	$9,040,648
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$3,276,955	$3,172,790
Accrued expenses	530,277	623,141
Other current liabilities	491,645	90,019
Total current liabilities	4,298,877	3,885,950

Long-term debt	746,767	1,045,720
Noncurrent operating lease liabilities	2,054,173	—
Deferred income taxes	310,404	318,353
Other long-term liabilities	124,067	239,812
Total stockholders' equity	3,547,223	3,550,813
	$11,081,511	$9,040,648

NOTE: These preliminary condensed consolidated balance sheets have been prepared on a basis consistent with the Company's previously prepared balance sheets filed with the Securities and Exchange Commission ("SEC"), but do not include the footnotes required by accounting principles generally accepted in the United States of America (“GAAP”).

Advance Auto Parts, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Sixteen Weeks Ended
	April 20, 2019	April 21, 2018

Net sales	$2,952,036	$2,873,848
Cost of sales, including purchasing and warehousing costs	1,647,424	1,601,564
Gross profit	1,304,612	1,272,284
Selling, general and administrative expenses	1,096,672	1,074,043
Operating income	207,940	198,241
Other, net:
Interest expense	(14,944)	(17,682)
Other (expense) income, net	(2,238)	458
Total other, net	(17,182)	(17,224)
Income before provision for income taxes	190,758	181,017
Provision for income taxes	48,258	44,290
Net income	$142,500	$136,727

Basic earnings per common share	$1.99	$1.85
Weighted average common shares outstanding	71,787	73,979

Diluted earnings per common share	$1.98	$1.84
Weighted average common shares outstanding	72,103	74,205

NOTE: These preliminary condensed consolidated statements of operations have been prepared on a basis consistent with the Company's previously prepared statements of operations filed with the SEC, but do not include the footnotes required by GAAP for complete financial statements.

Advance Auto Parts, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)
	Sixteen Weeks Ended
	April 20, 2019	April 21, 2018

Cash flows from operating activities:
Net income	$142,500	$136,727
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	69,885	71,692
Share-based compensation	10,984	7,642
(Benefit) provision for deferred income taxes	(250)	7,340
Other, net	11,473	3,880
Net change in:
Receivables, net	(58,757)	(14,012)
Inventories	(68,742)	(64,369)
Accounts payable	102,941	(2,948)
Accrued expenses	(62,751)	20,765
Other assets and liabilities, net	57,259	(12,747)
Net cash provided by operating activities	204,542	153,970
Cash flows from investing activities:
Purchases of property and equipment	(61,312)	(34,474)
Proceeds from sales of property and equipment	553	530
Net cash used in investing activities	(60,759)	(33,944)
Cash flows from financing activities:
Decrease in bank overdrafts	(50,578)	(12,101)
Redemption of senior unsecured notes	(310,047)	—
Dividends paid	(8,723)	(8,930)
Proceeds from the issuance of common stock	678	754
Tax withholdings related to the exercise of stock appreciation rights	(99)	(93)
Repurchases of common stock	(134,291)	(5,224)
Other, net	(116)	(1,163)
Net cash used in financing activities	(503,176)	(26,757)
Effect of exchange rate changes on cash	196	(1,063)

Net (decrease) increase in cash and cash equivalents	(359,197)	92,206
Cash and cash equivalents, beginning of period	896,527	546,937
Cash and cash equivalents, end of period	$537,330	$639,143

NOTE: These preliminary condensed consolidated statements of cash flows have been prepared on a consistent basis with the Company's previously prepared statements of cash flows filed with the SEC, but do not include the footnotes required by GAAP for complete financial statements.

Reconciliation of Non-GAAP Financial Measures

The Company's financial results include certain financial measures not derived in accordance with GAAP. Non-GAAP financial measures should not be used as a substitute for GAAP financial measures, or considered in isolation, for the purpose of analyzing operating performance, financial position or cash flows. Management presented these non-GAAP financial measures as they believe that the presentation of its financial results that exclude (1) transformation expenses under its strategic business plan; (2) non-operational expenses associated with the integration of General Parts International ("GPI") and store closure and consolidation; (3) non-cash charges related to the acquired GPI intangible assets; and (4) other non-recurring adjustments is useful and indicative of its base operations because the expenses vary from period to period in terms of size, nature and significance and/or relate to the integration of GPI and store closure and consolidation activity in excess of historical levels. These measures assist in comparing current operating results with past periods and with the operational performance of other companies in its industry. The disclosure of these measures allows investors to evaluate the Company's performance using the same measures management uses in developing internal budgets and forecasts and in evaluating management’s compensation. Included below is a description of the expenses that the Company have determined are not normal, recurring cash operating expenses necessary to operate its business and the rationale for why providing these measures is useful to investors as a supplement to the GAAP measures.

Transformation Expenses - Management expects to recognize a significant amount of transformation expenses over the next several years as they transition from integration of the Advance Auto Parts/Carquest businesses to a plan that involves a more holistic and integrated transformation of the entire Company, including Worldpac and Autopart International. These expenses will include, but not be limited to, restructuring costs, store closure costs and third-party professional services and other significant costs to integrate and streamline operating structure across the enterprise. Management is focused on several areas throughout Advance, such as supply chain and information technology.

GPI Integration and Store Closure and Consolidation Expenses - The multi-year plan to integrate the operations of GPI that the Company acquired in 2014 with Advance Auto Parts substantially ended in 2018. Due to the size of this acquisition, the Company considered these expenses to be outside of its base business. Management believed providing additional information in the form of non-GAAP measures that excluded these costs was beneficial to the users of its financial statements in evaluating the operating performance of its base business and the sustainability once the integration was complete. In addition to integration expenses, the Company incurred store closure and consolidation expenses that consisted of expenses associated with plans to convert and consolidate the Carquest stores acquired from GPI. While periodic store closures are common, these closures represent a significant program outside of the Company's typical market evaluation process. The Company believes it was useful to provide additional non-GAAP measures that excluded these costs to provide investors greater comparability of its base business and core operating performance.

Reconciliation of Adjusted Net Income and Adjusted EPS:
	Sixteen Weeks Ended
(in thousands, except per share data)	April 20, 2019	April 21, 2018
Net income (GAAP)	$142,500	$136,727
Cost of sales adjustments:
Transformation expenses	281	—
Other adjustment (a)	13,009	—
SG&A adjustments:
Transformation expenses	13,930	11,880
GPI integration and store closure and consolidation expenses	—	2,222
GPI amortization of acquired intangible assets	8,459	11,716
Other income adjustment (b)	10,756	—
Provision for income taxes on adjustments (c)	(11,609)	(6,454)
Adjusted net income (Non-GAAP)	$177,326	$156,091

Diluted earnings per share (GAAP)	$1.98	$1.84
Adjustments, net of tax	0.48	0.26
Adjusted EPS (Non-GAAP)	$2.46	$2.10
Note: Table amounts may not foot due to rounding.

(a)
During the sixteen weeks ended April 20, 2019, the Company made an out-of-period correction, which increased Accounts payable and Cost of sales by $13.0 million, related to received not invoiced inventory.

(b)
During the sixteen weeks ended April 20, 2019, the Company incurred charges relating to a make-whole provision and debt issuance costs of $10.1 million and $0.7 million resulting from the early redemption of its 2020 senior unsecured notes.

(c)	The income tax impact of non-GAAP adjustments is calculated using the estimated tax rate in effect for the respective non-GAAP adjustments.

Reconciliation of Adjusted Gross Profit:
	Sixteen Weeks Ended
(in thousands)	April 20, 2019	April 21, 2018
Gross profit (GAAP)	$1,304,612	$1,272,284
Gross profit adjustments	13,290	—
Adjusted gross profit (Non-GAAP)	$1,317,902	$1,272,284

Reconciliation of Adjusted Selling, General and Administrative Expenses:
	Sixteen Weeks Ended
(in thousands)	April 20, 2019	April 21, 2018
SG&A (GAAP)	$1,096,672	$1,074,043
SG&A adjustments	(22,389)	(25,818)
Adjusted SG&A (Non-GAAP)	$1,074,283	$1,048,225

Reconciliation of Adjusted Operating Income:
	Sixteen Weeks Ended
(in thousands)	April 20, 2019	April 21, 2018
Operating income (GAAP)	$207,940	$198,241
Cost of sales and SG&A adjustments	35,679	25,818
Adjusted operating income (Non-GAAP)	$243,619	$224,059

NOTE: Adjusted gross profit, Adjusted gross profit margin (calculated by dividing Adjusted gross profit by Net sales), Adjusted SG&A, Adjusted SG&A as a percentage of Net sales, Adjusted operating income and Adjusted operating income margin (calculated by dividing Adjusted operating income by Net sales) are non-GAAP measures. Management believes these non-GAAP measures are important metrics in assessing the overall performance of the business and utilizes these metrics in its ongoing reporting. On that basis, Management believes it is useful to provide these metrics to investors and prospective investors to evaluate the Company’s operating performance across periods adjusting for these items (refer to the reconciliation of non-GAAP adjustments above). These non-GAAP measures might not be calculated in the same manner as, and thus might not be comparable to, similarly titled measures reported by other companies. Non-GAAP measures should not be used by investors or third parties as the sole basis for formulating investment decisions, as they may exclude a number of important cash and non-cash recurring items.

Reconciliation of Free Cash Flow:
	Sixteen Weeks Ended
(In thousands)	April 20, 2019	April 21, 2018
Cash flows from operating activities	$204,542	$153,970
Purchases of property and equipment	(61,312)	(34,474)
Free cash flow	$143,230	$119,496

NOTE: Management uses Free cash flow as a measure of its liquidity and believes it is a useful indicator to investors or potential investors of the Company's ability to implement growth strategies and service debt. Free cash flow is a non-GAAP measure and should be considered in addition to, but not as a substitute for, information contained in the Company's condensed consolidated statement of cash flows as a measure of liquidity.

Adjusted Debt to Adjusted EBITDAR:
	Four Quarters Ended
(In thousands, except adjusted debt to adjusted EBITDAR ratio)	April 20, 2019	December 29, 2018
Total debt	$746,830	$1,045,930
Add: Operating lease liabilities (a)	2,503,875	2,425,325
Adjusted debt	3,250,705	3,471,255

Operating income	613,974	604,275
Add: Adjustments (b)	131,742	107,867
Depreciation and amortization	236,377	238,184
Adjusted EBITDA	982,093	950,326
Rent expense	554,960	553,377
Share-based compensation	31,102	27,760
Adjusted EBITDAR	$1,568,155	$1,531,463

Adjusted Debt to Adjusted EBITDAR (c)	2.1	2.3

(a)
On December 30, 2018 the Company recorded operating lease liabilities of $2.4 billion upon adoption of Accounting Standards Update 2016-02, Leases (Topic 842) (“ASU 2016-2”). As of April 20, 2019, $2.5 billion of operating lease liabilities were recorded in the Company's condensed consolidated balance sheet.

(b)	The adjustments to the four quarters ended April 20, 2019 and December 29, 2018 include GPI integration, store consolidation costs and transformation expenses.

(c)
Ratio is derived by utilizing the operating lease liabilities recorded by the Company upon adoption of ASU 2016-02 rather than utilizing estimated capitalized lease obligations (six times rent expense), which were $3.3 billion as of April 20, 2019 and December 29, 2018. For comparability purposes, the Adjusted Debt to Adjusted EBITDAR ratio calculated using the historical estimated capitalized lease obligations would be 2.6 and 2.9 as of April 20, 2019 and December 29, 2018.

NOTE: Management believes its Adjusted Debt to Adjusted EBITDAR ratio (“leverage ratio”) is a key financial metric for debt securities, as reviewed by rating agencies, and believes its debt levels are best analyzed using this measure. The Company’s goal is to maintain a 2.5 times leverage ratio and investment grade rating. The Company's credit rating directly impacts the interest rates on borrowings under its existing credit facility and could impact the Company's ability to obtain additional funding. If the Company was unable to maintain its investment grade rating this could negatively impact future performance and limit growth opportunities. Similar measures are utilized in the calculation of the financial covenants and ratios contained in the Company's financing arrangements. The leverage ratio calculated by the Company is a non-GAAP measure and should not be considered a substitute for debt to net earnings, net earnings or debt as determined in accordance with GAAP. The Company adjusts the calculation to remove rent expense and to add back the Company’s existing operating lease liabilities related to their right-of-use assets to provide a more meaningful comparison with the Company’s peers and to account for differences in debt structures and leasing arrangements. The Company’s calculation of its leverage ratio might not be calculated in the same manner as, and thus might not be comparable to, similarly titled measures by other companies.

Store Information:

During the sixteen weeks ended April 20, 2019, 6 stores and branches were opened and 38 were closed or consolidated, resulting in a total of 5,077 stores and branches as of April 20, 2019, compared to a total of 5,109 stores and branches as of December 29, 2018.